Registration No. 333-_______

      As filed with the Securities and Exchange Commission on June 30, 2006

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                               ------------------

                           BUCYRUS INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

                 DELAWARE                                 39-0188050
      (State or other jurisdiction of                  (I.R.S. Employer
      incorporation or organization)                  Identification No.)

               P.O. Box 500
           1100 Milwaukee Avenue
         South Milwaukee, Wisconsin                          53172
  (Address of Principal Executive Offices)                 (Zip Code)

                                 ---------------

                           BUCYRUS INTERNATIONAL, INC.
                           2004 EQUITY INCENTIVE PLAN
                        (2006 AMENDMENT AND RESTATEMENT)
                            (Full title of the plan)

                               -------------------

              Craig R. Mackus                             Copy to:
   Chief Financial Officer and Secretary           HOYT R. STASTNEY, ESQ.
        Bucyrus International, Inc.                 Quarles & Brady LLP
               P.O. Box 500                      411 East Wisconsin Avenue
           1100 Milwaukee Avenue                 Milwaukee, Wisconsin 53202
     South Milwaukee, Wisconsin 53172

                     (Name and address of agent for service)

                                 (414) 768-4000
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------
                                                Proposed          Proposed
                                                Maximum            Maximum          Amount of
  Title of Securities        Amount to be    Offering Price       Aggregate       Registration
    to be Registered        Registered (1)     Per Share       Offering Price          Fee
-----------------------------------------------------------------------------------------------
Class A Common Stock,          1,500,000           (2)          $65,392,500(2)        $6,997
par value $.01 per share
-----------------------------------------------------------------------------------------------

(1) The Bucyrus International, Inc. 2004 Equity Incentive Plan (2006 Amendment and Restatement) (the "Plan") provides by its terms for the issuance of up to 2,000,000 shares of Class A Common Stock, par value $.01 per share ("Class A Common Stock"). The 2006 Amendment and Restatement of the Plan increased the number of shares of Class A Common Stock that may be subject to awards made under the Plan from 1,000,000 to 2,000,000 shares. In addition, pursuant to the terms of the Plan, on account of the three-for-two stock split of the Registrant's common stock paid on March 29, 2006, the total number of shares of Class A Common Stock issuable under the Plan has been increased from 2,000,000 shares to 3,000,000 shares. By Form S-8 Registration Statement filed September 24, 2004 (File No. 333-119273), the Registrant registered 1,500,000 shares of Class A Common Stock (as adjusted for the three-for-two stock split) issuable under the Plan. Accordingly, this registration statement covers an additional 1,500,000 shares of Class A Common Stock issuable under the Plan. The Plan provides for the further possible adjustment of the number, price and kind of shares covered by options granted or to be granted in the event of stock splits, stock dividends or other changes affecting the Registrant's Class A Common Stock. This Registration Statement therefore covers, in addition to the above stated 1,500,000 shares, an indeterminate number of shares that may become subject to the Plan by means of any such adjustment.

(2) Pursuant to Rule 457(c), estimated solely for the purpose of computing the registration fee, based upon $43.595 per share, which is the average of the high and low sales prices of the Registrant's Class A Common Stock on the Nasdaq National Market on June 23, 2006.

================================================================================

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

      Information specified in Part I of Form S-8 (Items 1 and 2) will be sent or given to Plan participants as specified by Rule 428(b)(1) under the Securities Act of 1933.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

      The following documents filed by Bucyrus International, Inc. (the "Registrant") (Commission File No. 0-50858) with the Securities and Exchange Commission (the "Commission") pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), are incorporated herein by reference:

            o Annual Report on Form 10-K for the year ended December 31, 2005, as amended.

            o Quarterly Report on Form 10-Q for the period ended March 31, 2006.

            o Current Reports on Form 8-K filed February 17, 2006 (excluding information furnished pursuant to Items 2.02 and 7.01), March 10, 2006, May 4, 2006 (excluding information furnished pursuant to Items 2.02 and 7.01), and May 17, 2006.

            o That portion of the Registrant's Registration Statement on Form 8-A dated July 20, 2004 that describes the Registrant's Class A Common Stock in Item 1 thereof, which incorporates the description of the Registrant's Capital Stock contained in the Registrant's Registration Statement on Form S-1 (Registration Statement No. 333-114326), as amended by Item 5.03 of the Registrant's Current Report on Form 8-K filed May 4, 2006, and including any future amendment or report filed for the purpose of updating such description.

      All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents.

      Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part hereof.

Item 4. Description of Securities.

      Not applicable. See fourth bullet point in Item 3 above.

Item 5. Interests of Named Experts and Counsel.

      Not applicable.

Item 6. Indemnification of Directors and Officers.

      Set forth below is a description of certain provisions of the Company's Amended and Restated Certificate of Incorporation (the "Charter") and the Amended and Restated Bylaws of the Company (the "Bylaws"), each as presently in effect and the General Corporation Law of the State of Delaware ("DGCL"), as such provisions relate to the indemnification of the directors and officers of the Company. This description is intended only as a summary and is qualified in its entirety by reference to the Charter and the Bylaws incorporated herein by reference, and the DGCL.

      Section 102 of the DGCL allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

      Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed actions, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation's request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses, (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of his duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

      Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing the minutes of the meetings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

      Article Seventh of the Company's Charter provides that the Company's directors shall not be personally liable to the Company and the Company's stockholders for monetary damages for breach of fiduciary duty as a director except for liability:

            o for any breach of the director's duty of loyalty to the Company or its stockholders;

            o for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

            o under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

            o for any transaction from which the director derived an improper personal benefit.

      The Company's Bylaws and Charter provide that the Company may indemnify any person who is or was a director, officer, employee or agent of the Company to the fullest extent permitted by Delaware law. The indemnification provisions contained in the Company's Bylaws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 7. Exemption From Registration Claimed.

      Not applicable.

Item 8. Exhibits.

      See Exhibit Index following the Signatures page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

Item 9. Undertakings.

      (a) The undersigned Registrant hereby undertakes:

            (1)   To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                  (iii) To include any material  information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (h) Reference is made to the indemnification provisions described in Item 6 of this Registration Statement.

            Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Milwaukee, State of Wisconsin, on June 30, 2006.

                                        BUCYRUS INTERNATIONAL, INC.


                                        By: /s/ Timothy W. Sullivan
                                            -----------------------
                                            Timothy W. Sullivan
                                            President, Chief Executive
                                            Officer and Director

                                POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Timothy W. Sullivan and Craig R. Mackus and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and any other regulatory authority, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.*

       Signature                                         Title


/s/ Timothy W. Sullivan                 President, Chief Executive Officer and
-----------------------                 Director (Principal Executive Officer)
Timothy W. Sullivan


/s/ Craig R. Mackus                     Chief Financial Officer, Controller and
-------------------                     Secretary (Principal Financial Officer
Craig R. Mackus                         and Principal Accounting Officer)



/s/ Ronald A. Crutcher                  Director
----------------------
Ronald A. Crutcher


/s/ Robert W. Korthals                  Director
----------------------
Robert W. Korthals


/s/ Gene E. Little                      Director
------------------
Gene E. Little


/s/ Edward G. Nelson                    Director
--------------------
Edward G. Nelson


/s/ Robert L. Purdum                    Director
--------------------
Robert L. Purdum

/s/ Theodore C. Rogers                  Director
----------------------
Theodore C. Rogers


/s/ Robert C. Scharp                    Director
--------------------
Robert C. Scharp

* Each of the above signatures is affixed as of June 30, 2006.

                           BUCYRUS INTERNATIONAL ,INC.
                               (the "Registrant")
                         (Commission File No. 000-50858)

                                  EXHIBIT INDEX

                                       TO

                         FORM S-8 REGISTRATION STATEMENT

Exhibit                                                        Incorporated Herein               Filed
Number                   Description                             by Reference To                Herewith
------                   -----------                             ---------------                --------
  4.1       Amended and Restated Certificate of        Exhibit 3.1 to the Registrant's
            Incorporation of the Registrant            Current Report on Form 8-K filed
                                                       May 4, 2006

  4.2       Amended and Restated Bylaws of the         Exhibit 3.1 to the Registrant's
            Registrant                                 Form 8-K filed February 17, 2006.

  4.3       Bucyrus International, Inc. 2004           Exhibit 10.1 to the Registrant's
            Equity Incentive Plan (2006                Current Report on Form 8-K filed
            Amendment and Restatement)                 May 4, 2006

   5        Opinion of Quarles & Brady LLP                                                          X

 23.1       Consent of Independent Registered                                                       X
            Public Accounting Firm of Deloitte &
            Touche LLP

 23.2       Consent of Quarles & Brady LLP                                                    Contained in
                                                                                                Exhibit 5

  24        Power of Attorney                                                                 Contained in
                                                                                             Signatures page
                                                                                                 to this
                                                                                              Registration
                                                                                                Statement